Exhibit 10.47

July 23, 2008

Leonard Blum

Theravance, Inc.

901 Gateway Blvd

South San Francisco, CA 94080

Re:  Amendment to Offer Letter dated July 27, 2007

Dear Leonard:

By your countersignature below, this letter agreement amends the offer letter between Theravance, Inc. (the “Company”) and you dated July 27, 2007 (the “Offer Letter”).

Exhibit A to the Offer Letter is hereby amended to provide you with up to an additional twelve (12) months of temporary housing and weekly round-trip coach class travel between San Francisco and Seattle, in each case, as described in and subject to the conditions in the Offer Letter.  In addition, the Company will extend the period during which you may utilize the relocation assistance described in the Offer Letter by up to twelve (12) months.  Each of these benefits is contingent upon your continuous service as a full-time employment of the Company.

Except as provided above, all other terms and conditions of the Offer Letter shall remain in full force and effect.

Sincerely,

/s/ Rick E Winningham

Rick E Winningham
Chief Executive Officer

AGREED AND ACCEPTED:

/s/ Leonard Blum
Leonard Blum

Date: July 23, 2008